SLM Student Loan Trust 1998-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$905,063,807.71	($46,404,935.33)	$858,658,872.38
	ii	Interest to be Capitalized	4,847,745.50		4,388,268.77

	iii	Total Pool	$909,911,553.21		$863,047,141.15

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$909,911,553.21		$863,047,141.15

B	i	Weighted Average Coupon (WAC)	5.927%		5.950%
	ii	Weighted Average Remaining Term	101.20		100.34
	iii	Number of Loans	245,711		234,171
	iv	Number of Borrowers	123,328		117,622

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GBA3	0.68%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GBB1	0.73%	804,161,553.21	88.378%	757,297,141.15	87.747%
	iii	Certificates	78442GBC9	0.95%	105,750,000.00	11.622%	105,750,000.00	12.253%

	iv	Total Notes and Certificates			$909,911,553.21	100.000%	$863,047,141.15	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,274,778.88	$2,157,617.85
	iv	Reserve Account Floor Balance ($)	$3,006,252.00	$3,006,252.00
	v	Current Reserve Acct Balance ($)	$3,006,252.00	$3,006,252.00

II. 1998-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$42,882,674.43
	ii	Principal Collections from Guarantor	7,508,298.16
	iii	Principal Reimbursements	90,249.80
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$50,481,222.39

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$57,872.33
	ii	Capitalized Interest	(4,134,159.39)

	iii	Total Non-Cash Principal Activity	$(4,076,287.06)

C	Total Student Loan Principal Activity		$46,404,935.33

D	Student Loan Interest Activity
	i	Regular Interest Collections	$7,758,875.55
	ii	Interest Claims Received from Guarantors	423,475.10
	iii	Collection Fees/Returned Items	36,235.28
	iv	Late Fee Reimbursements	333,427.96
	v	Interest Reimbursements	29,487.22
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(499.65)
	viii	Subsidy Payments	802,973.47

	ix	Total Interest Collections	$9,383,974.93

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,153.89
	ii	Capitalized Interest	4,134,159.39

	iii	Total Non-Cash Interest Adjustments	$4,135,313.28

F	Total Student Loan Interest Activity		$13,519,288.21

G	Non-Reimbursable Losses During Collection Period		$101,779.66

H	Cumulative Non-Reimbursable Losses to Date		$2,733,907.63

III. 1998-2 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$41,013,475.00
	ii	Consolidation Principal Payments	9,377,497.59
	iii	Reimbursements by Seller	46,062.49
	iv	Borrower Benefits Reimbursements	5,046.61
	v	Reimbursements by Servicer	16,506.30
	vi	Re-purchased Principal	22,634.40

	vii	Total Principal Collections	$50,481,222.39

B	Interest Collections
	i	Interest Payments Received	$8,884,554.15
	ii	Consolidation Interest Payments	100,270.32
	iii	Reimbursements by Seller	4,528.13
	iv	Borrower Benefits Reimbursements	371.46
	v	Reimbursements by Servicer	22,893.11
	vi	Re-purchased Interest	1,694.52
	vii	Collection Fees/Return Items	36,235.28
	viii	Late Fees	333,427.96

	ix	Total Interest Collections	$9,383,974.93

C	Other Reimbursements		$410,853.18

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

F	TOTAL FUNDS RECEIVED		$60,276,050.50
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,117,728.57)
		Consolidation Loan Rebate Fees	$(628,887.52)
	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$58,529,434.41

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$404,152.08
	ii	Primary Servicing Fee — Consolidation Loans	$138,981.72

H	Servicing Fees Due for Current Period		$543,133.80

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$563,133.80

IV. 1998-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	3.856%	3.897%	1,729	1,305	0.704%	0.557%	$5,733,644.75	$4,421,193.55	0.634%	0.515%

Grace
Current	3.869%	3.724%	412	529	0.168%	0.226%	$1,353,484.32	$1,684,816.56	0.150%	0.196%

TOTAL INTERIM	3.859%	3.849%	2,141	1,834	0.871%	0.783%	$7,087,129.07	$6,106,010.11	0.783%	0.711%
REPAYMENT
Active
Current	6.159%	6.169%	163,117	156,126	66.386%	66.672%	$543,983,895.73	$516,115,104.62	60.104%	60.107%
31-60 Days Delinquent	6.132%	6.184%	9,018	8,866	3.670%	3.786%	$39,137,459.50	$37,559,454.17	4.324%	4.374%
61-90 Days Delinquent	6.059%	6.172%	4,812	4,974	1.958%	2.124%	$21,990,424.45	$22,973,398.75	2.430%	2.675%
91-120 Days Delinquent	5.899%	5.942%	2,759	3,343	1.123%	1.428%	$13,345,092.81	$15,117,920.86	1.474%	1.761%
> 120 Days Delinquent	5.772%	5.723%	8,763	8,840	3.566%	3.775%	$41,049,975.19	$40,883,642.95	4.536%	4.761%

Deferment
Current	5.262%	5.286%	28,406	25,561	11.561%	10.916%	$109,909,242.70	$99,606,251.02	12.144%	11.600%

Forbearance
Current	5.598%	5.638%	25,571	23,307	10.407%	9.953%	$123,422,591.84	$114,539,517.47	13.637%	13.339%
TOTAL REPAYMENT	5.945%	5.969%	242,446	231,017	98.671%	98.653%	$892,838,682.22	$846,795,289.84	98.649%	98.618%
Claims in Process (1)	5.528%	5.464%	1,115	1,315	0.454%	0.562%	$5,112,645.96	$5,743,451.15	0.565%	0.669%
Aged Claims Rejected (2)	4.542%	4.601%	9	5	0.004%	0.002%	$25,350.46	$14,121.28	0.003%	0.002%
GRAND TOTAL	5.927%	5.950%	245,711	234,171	100.000%	100.000%	$905,063,807.71	$858,658,872.38	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1998-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.342%	141,304	$303,116,566.08	35.301%
- GSL - Unsubsidized	4.134%	47,061	$149,272,128.06	17.384%
- PLUS Loans	4.058%	13,371	$43,200,180.02	5.031%
- SLS Loans	4.128%	9,283	$32,804,073.77	3.820%
- Consolidation Loans:	8.664%	23,152	$330,265,924.45	38.463%

- Total	5.950%	234,171	$858,658,872.38	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.280%	171,744	$457,251,667.31	53.252%
-Two Year	4.230%	27,209	$50,685,855.87	5.903%
-Technical	4.267%	12,192	$23,226,525.76	2.705%
-Other	8.659%	23,026	$327,494,823.44	38.140%

- Total	5.950%	234,171	$858,658,872.38	100.000%

*Percentages may not total 100% due to rounding.

VI. 1998-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$11,881,556.73
B	Interest Subsidy Payments Accrued During Collection Period		710,672.61
C	SAP Payments Accrued During Collection Period		18,772.15
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		136,201.93
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$12,747,203.42

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$12,747,203.42
	iv	Primary Servicing Fee	$1,660,862.37
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$909,911,553.21
	vii	Student Loan Rate	4.89153%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.93562%
K	Class A-2 Interest Rate	0.004812596	(4/26/04 - 7/26/04)	1.93562%
L	Certificate T-Bill Based Rate of Return			2.15562%
M	Certificate Rate of Return	0.005359590	(4/26/04 - 7/26/04)	2.15562%

VII. 1998-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.679%	1.899%

4/27/2004	–	5/3/2004	7	0.985%	1.715%	1.935%

5/4/2004	–	5/10/2004	7	1.001%	1.731%	1.951%

5/11/2004	–	5/17/2004	7	1.078%	1.808%	2.028%

5/18/2004	–	5/24/2004	7	1.058%	1.788%	2.008%

5/25/2004	–	6/1/2004	8	1.066%	1.796%	2.016%

6/2/2004	–	6/7/2004	6	1.150%	1.880%	2.100%

6/8/2004	–	6/14/2004	7	1.251%	1.981%	2.201%

6/15/2004	–	6/21/2004	7	1.413%	2.143%	2.363%

6/22/2004	–	6/28/2004	7	1.336%	2.066%	2.286%

6/29/2004	–	7/6/2004	8	1.381%	2.111%	2.331%

7/7/2004	–	7/12/2004	6	1.344%	2.074%	2.294%

7/13/2004	–	7/25/2004	13	1.336%	2.066%	2.286%

Total Days in Accrual Period			91

VIII. 1998-2 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$905,063,807.71
	ii	Interest To Be Capitalized	4,847,745.50

	iii	Total Pool	$909,911,553.21
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$909,911,553.21

B	Total Note and Certificate Factor		0.30116657230
C	Total Note and Certificate Balance		$909,911,553.21

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.6500586497	1.0000000000
	ii	Expected Note Balance	$0.00	$804,161,553.21	$105,750,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,006,252.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1998-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$58,665,636.34	$58,665,636.34

B	Primary Servicing Fees-Current Month		$543,133.80	$58,122,502.54

C	Administration Fee		$20,000.00	$58,102,502.54

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$58,102,502.54
	ii	Class A-2	$3,870,104.38	$54,232,398.16

	iii	Total Noteholder’s Interest Distribution	$3,870,104.38

E	Certificateholder’s Return Distribution Amount		$566,776.66	$53,665,621.50

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$53,665,621.50
	ii	Class A-2	$46,864,412.06	$6,801,209.44

	iii	Total Noteholder’s Principal Distribution	$46,864,412.06

G	Certificateholder’s Balance Distribution Amount		$0.00	$6,801,209.44

H	Increase to the Specified Reserve Account Balance		$0.00	$6,801,209.44

I	Carryover Servicing Fees		$0.00	$6,801,209.44

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$6,801,209.44
	ii	Class A-2	$0.00	$6,801,209.44

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$6,801,209.44

L	Excess to Reserve Account		$6,801,209.44	$0.00

X. 1998-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$3,870,104.38	$566,776.66
	ii	Quarterly Interest Paid		0.00	3,870,104.38	566,776.66

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$46,864,412.06	$0.00
	viii	Quarterly Principal Paid		0.00	46,864,412.06	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$50,734,516.44	$566,776.66

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$909,911,553.21
	ii	Adjusted Pool Balance 6/30/04		863,047,141.15

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$46,864,412.06

	iv	Adjusted Pool Balance 3/31/04		$909,911,553.21
	v	Adjusted Pool Balance 6/30/04		863,047,141.15

	vi	Current Principal Due (iv - v)		$46,864,412.06
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$46,864,412.06

	ix	Principal Distribution Amount Paid		$46,864,412.06

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$46,864,412.06
D		Total Interest Distribution		4,436,881.04

E		Total Cash Distributions - Note and Certificates		$51,301,293.10

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GBA3)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GBB1)	$804,161,553.21	$757,297,141.15
		A-2 Note Pool Factor		0.6500586497	0.6121749480

	iii	Certificate Balance	(78442GBC9)	$105,750,000.00	$105,750,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,006,252.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$6,801,209.44

	iv	Total Reserve Account Balance Available			$9,807,461.44
	v	Required Reserve Account Balance			$3,006,252.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$6,801,209.44
	viii	Ending Reserve Account Balance			$3,006,252.00

XI. 1998-2 Historical Pool Information

					2003
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$905,063,807.71	$975,327,940.45	$1,348,991,397.31

	Student Loan Principal Activity
	i	Regular Principal Collections	$42,882,674.43	$67,058,238.37	$309,195,553.11
	ii	Principal Collections from Guarantor	7,508,298.16	7,204,145.23	$34,304,271.86
	iii	Principal Reimbursements	90,249.80	172,532.59	$52,745,255.90
	iv	Other System Adjustments	—	—	$—

	v	Total Principal Collections	$50,481,222.39	$74,434,916.19	$396,245,080.87
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$57,872.33	$105,979.00	$2,797,276.24
	ii	Capitalized Interest	(4,134,159.39)	(4,276,762.45)	$(25,378,900.25)

	iii	Total Non-Cash Principal Activity	$(4,076,287.06)	$(4,170,783.45)	$(22,581,624.01)

(-)	Total Student Loan Principal Activity		$46,404,935.33	$70,264,132.74	$373,663,456.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$7,758,875.55	$8,558,171.71	$42,084,567.09
	ii	Interest Claims Received from Guarantors	423,475.10	438,257.26	$2,219,876.88
	iii	Collection Fees/Return Items	36,235.28	38,638.32	$105,835.70
	iv	Late Fee Reimbursements	333,427.96	418,390.92	$1,607,339.37
	v	Interest Reimbursements	29,487.22	18,169.26	$433,025.64
	vi	Other System Adjustments	—	—	$—
	vii	Special Allowance Payments	(499.65)	(68.63)	$(2,831.70)
	viii	Subsidy Payments	802,973.47	810,931.34	$4,452,909.91

	ix	Total Interest Collections	$9,383,974.93	$10,282,490.18	$50,900,722.89

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,153.89	$8,766.56	$(2,293,707.61)
	ii	Capitalized Interest	4,134,159.39	4,276,762.45	$25,378,900.25

	iii	Total Non-Cash Interest Adjustments	$4,135,313.28	$4,285,529.01	$23,085,192.64

	Total Student Loan Interest Activity		$13,519,288.21	$14,568,019.19	$73,985,915.53

(=)	Ending Student Loan Portfolio Balance		$858,658,872.38	$905,063,807.71	$975,327,940.45
(+)	Interest to be Capitalized		$4,388,268.77	$4,847,745.50	$5,035,075.87

(=)	TOTAL POOL		$863,047,141.15	$909,911,553.21	$980,363,016.32

(+)	Reserve Account Balance		$—	$—	$—

(=)	Total Adjusted Pool		$863,047,141.15	$909,911,553.21	$980,363,016.32

XII. 1998-2 Historical Pool Information (cont.)

			2002	2001	2000	1999	1998
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	5/25/98-12/31/98
Beginning Student Loan Portfolio Balance			$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91	$2,955,578,269.52

	Student Loan Principal Activity
	i	Regular Principal Collections	$249,376,914.42	$308,222,637.03	$270,189,414.91	$289,650,113.50	$173,179,705.90
	ii	Principal Collections from Guarantor	$38,315,004.41	$40,090,632.83	28,880,539.85	$44,344,917.02	10,013,232.79
	iii	Principal Reimbursements	$204,903,388.80	$75,438,636.01	65,740,828.14	$76,932,103.41	1,684,994.12
	iv	Other System Adjustments	$—	$—	—	—	—

	v	Total Principal Collections	$492,595,307.63	$423,751,905.87	$364,810,782.90	$410,927,133.93	$184,877,932.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$4,748,116.20	$5,070,334.48	$6,713,908.10	$8,145,563.72	$5,290,698.85
	ii	Capitalized Interest	(39,271,730.41)	(56,383,592.88)	(72,575,570.07)	$(73,833,525.87)	(58,280,393.05)

	iii	Total Non-Cash Principal Activity	$(34,523,614.21)	$(51,313,258.40)	$(65,861,661.97)	$(65,687,962.15)	$(52,989,694.20)

(-)	Total Student Loan Principal Activity		$458,071,693.42	$372,438,647.47	$298,949,120.93	$345,239,171.78	$131,888,238.61

	Student Loan Interest Activity
	i	Regular Interest Collections	$64,638,619.04	$97,577,037.95	$114,269,186.18	$125,225,229.37	$79,142,828.23
	ii	Interest Claims Received from Guarantors	$2,751,470.75	$3,112,887.56	1,908,019.28	$2,801,216.68	508,802.25
	iii	Collection Fees/Return Items	$37,460.88	—	—	—	—
	iv	Late Fee Reimbursements	$1,772,241.91	$2,178,451.26	2,250,596.39	$2,230,935.90	681,666.76
	v	Interest Reimbursements	$1,864,879.67	$903,079.96	792,993.91	$1,237,485.77	33,322.25
	vi	Other System Adjustments	$—	$—	(1,313.11)	$—	—
	vii	Special Allowance Payments	$(1,211.15)	$4,319,306.63	17,519,965.77	$1,133,152.00	544,110.01
	viii	Subsidy Payments	$8,147,039.64	$13,743,771.20	18,867,208.16	$29,803,624.77	15,023,783.79

	ix	Total Interest Collections	$79,210,500.74	$121,834,534.56	$155,606,656.58	$162,431,644.49	$95,934,513.29

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,209,270.99)	$(4,482,180.67)	$(6,291,939.80)	$(7,343,266.92)	$(5,109,872.63)
	ii	Capitalized Interest	39,271,730.41	56,383,592.88	72,575,570.07	$73,833,525.87	58,280,393.05

	iii	Total Non-Cash Interest Adjustments	$35,062,459.42	$51,901,412.21	$66,283,630.27	$66,490,258.95	$53,170,520.42

	Total Student Loan Interest Activity		$114,272,960.16	$173,735,946.77	$221,890,286.85	$228,921,903.44	$149,105,033.71
(=)	Ending Student Loan Portfolio Balance		$1,348,991,397.31	$1,807,063,090.73	$2,179,501,738.20	$2,478,450,859.13	$2,823,690,030.91
(+)	Interest to be Capitalized		$7,427,660.00	$11,593,031.44	$16,570,841.32	$27,266,177.71	$35,151,420.12

(=)	TOTAL POOL		$1,356,419,057.31	$1,818,656,122.17	$2,196,072,579.52	$2,505,717,036.84	$2,858,841,451.03

(+)	Reserve Account Balance		$3,391,047.64	$4,546,640.31	$5,490,181.45	$6,264,292.59	$7,147,103.63

(=)	Total Adjusted Pool		$1,359,810,104.95	$1,823,202,762.48	$2,201,562,760.97	$2,511,981,329.43	$2,865,988,554.66

XII. 1998-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-98	$3,006,252,430	—
Oct-98	$2,924,778,177	4.32%
Jan-99	$2,858,841,451	4.03%
Apr-99	$2,762,636,361	4.98%
Jul-99	$2,645,917,859	6.18%
Oct-99	$2,569,575,554	5.88%
Jan-00	$2,505,717,037	5.37%
Apr-00	$2,431,112,921	5.14%
Jul-00	$2,356,448,478	4.97%
Oct-00	$2,269,070,914	5.06%
Jan-01	$2,196,072,580	4.90%
Apr-01	$2,124,035,212	4.74%
Jul-01	$2,040,922,850	4.76%
Oct-01	$1,939,286,144	5.06%
Jan-02	$1,818,656,122	5.63%
Apr-02	$1,705,893,536	6.09%
Jul-02	$1,617,068,813	6.26%
Oct-02	$1,476,422,405	7.18%
Jan-03	$1,356,419,057	7.83%
Apr-03	$1,251,903,874	8.29%
Jul-03	$1,190,240,559	8.13%
Oct-03	$1,053,647,548	9.17%
Jan-04	$980,363,016	9.26%
Apr-04	$909,911,553	9.35%
Jul-04	$863,047,141	9.06%

*“Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.